UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005
Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730
(Address, including zip code, of principal executive offices)
Registrant?s telephone number, including area code: (512) 427-3300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On November 23, 2005 we repurchased 5,000,000 shares of our common stock from certain funds managed by affiliates of Credit Suisse First Boston (USA), Inc. at a price of $11.46 per share. We used a portion of the net proceeds from our sale of 7,500,000 shares of our common stock on November 23, 2005 to fund the repurchase.
Item 9.01 Financial Statements and Exhibits.

(c)	2.1	Stock Purchase Agreement dated November 9, 2005
	2.2	Amendment to Stock Purchase Agreement dated November 17, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY Date: November 28, 2005
By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Stock Purchase Agreement dated November 9, 2005
2.2	Amendment to Stock Purchase Agreement dated November 17, 2005